SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                             SECURITIES ACT OF 1934


      Date of Report (Date of earliest event reported) October 21, 2005
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                          AMCON DISTRIBUTING COMPANY
                          --------------------------
           (Exact name of registrant as specified in its charter)


   DELAWARE                         1-15589                    47-0702918
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(State or other                   (Commission                (IRS Employer
jurisdiction of                   File Number)             Identification No.)
incorporation)


                       7405 Irvington Road, Omaha, NE 68122
                       ------------------------------------
                (Address of principal executive offices) (Zip Code)


                                (402) 331-3727
                                --------------
             (Registrant's telephone number, including area code)


                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)

















ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On October 21, 2005, AMCON Distributing Company (the "Company") issued a press release announcing that it had entered into a letter of intent with William F. Wright, the Company's Chairman of the Board, Chief Executive Officer and largest stockholder, for the proposed acquisition of 80% of the outstanding common stock of The Healthy Edge, Inc. ("THE") which is currently a direct wholly-owned subsidiary of the Company. The letter of intent contemplates that THE would own, at the time of closing of the proposed acquisition, 100% of the equity of Akin's Natural Food Market, Chamberlin's Market and Cafe, and Hawaiian Natural Water Company, as well as 85% of the equity of Trinity Springs, Inc., each of which are currently direct or indirect subsidiaries of the Company.

The letter of intent was negotiated on behalf of the Company by a Special Committee composed of independent, disinterested members of the Company's Board of Directors with assistance from its financial advisers, The Christman Group and Stern Brothers Valuation Advisers, Inc., and outside legal counsel to the Company. The Christman Group LLC commenced solicitation of third party acquisition proposals for the acquisition of THE or one or more of the aforementioned subsidiaries on September 27, 2005. Under the letter of intent with Mr. Wright, the Company may continue this solicitation process through November 29, 2005. After that date, the Company is required to deal exclusively with Mr. Wright or any entity he may form for the purpose of effecting the proposed acquisition of THE. If the Company breaches the exclusive dealing obligation during the period from November 30, 2005 through February 27, 2006, or signs a letter of intent or an agreement relating to the acquisition of, or a business combination with or an investment in THE during that period, then the Company would be required to pay a breakup fee of $550,000 at the closing of any such third-party acquisition. In addition, any third party acquisition of THE would require the pay off by the Company of $2,750,000 of loans to Trinity Springs, Inc. from certain affiliates of the Company, including entities affiliated with Mr. Wright.

Pursuant to the letter of intent, Mr. Wright has agreed to loan Trinity Springs, Inc. an additional $750,000 on the term and conditions described under Item 2.03 below.

The letter of intent contains additional terms and conditions which are more fully described in the press release that is attached hereto as Exhibit 99.1 and incorporated by reference herein.


ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

As set forth in the press release attached hereto and incorporated by reference herein, Mr. Wright agreed in the letter of intent that either he or an entity he may form will loan Trinity Springs, Inc. an additional $750,000 for operating capital prior to any definitive agreement for its proposed acquisition of THE. This loan will be subordinated to indebtedness to the Company's bank lenders, will bear interest at 300 basis points above the yield on 10-year treasury notes and will have a maturity no earlier than December 13, 2005.




ITEM 8.01.  OTHER EVENTS

On October 21, 2005, the Company issued a press release announcing that it had entered into a letter of intent with William F. Wright, the Company's Chairman of the Board, Chief Executive Officer and largest stockholder, for the proposed acquisition of 80% of the outstanding common stock of The Healthy Edge, Inc., which is currently a direct wholly-owned subsidiary of the Company. The letter of intent contains additional terms and conditions which are more fully described in the press release that is attached hereto as Exhibit 99.1 and incorporated by reference herein.


ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS

         EXHIBIT NO.       DESCRIPTION

         99.1              Press release, dated October 21, 2005


                                   SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                AMCON DISTRIBUTING COMPANY
                                     (Registrant)


Date: October 21, 2005          By :     Michael D. James
                                         -------------------------
                                Name:    Michael D. James
                                Title:   Vice President &
                                           Chief Financial Officer





                                 EXHIBIT INDEX
                                 -------------

Exhibit          Description

99.1             Press release, dated October 21, 2005













                              Exhibit 99.1

                              NEWS RELEASE

                     AMCON ANNOUNCES LETTER OF INTENT FOR
                      SALE OF NON-DISTRIBUTION BUSINESSES
                   AND INTERIM FUNDING FOR TRINITY SPRINGS

Omaha, NE, October 21, 2005   AMCON Distributing Company (AMEX:DIT), an Omaha,
NE based consumer products company, announced today that it has entered into a letter of intent ("LOI") with William F. Wright, its Chairman of the Board, Chief Executive Officer and largest stockholder, for the proposed acquisition of 80% of the outstanding common stock of The Healthy Edge, Inc. ("THE") which is currently a direct wholly-owned subsidiary of AMCON. The LOI contemplates that THE would own, at the time of closing of the proposed acquisition, 100% of the equity of Health Food Associates, Inc. (dba Akin's Natural Food Market, Chamberlin's Natural Foods, Inc. (dba Chamberlin's Market and Cafe), and Hawaiian Natural Water Company, Inc., as well as 85% of the equity of Trinity Springs, Inc., each of which are currently direct or indirect subsidiaries of AMCON.

The LOI was negotiated on behalf of AMCON by a Special Committee composed of independent, disinterested members of AMCON's Board of Directors with assistance from its financial advisers, The Christman Group and Stern Brothers Valuation Advisers, Inc., and outside legal counsel to AMCON. The Christman Group LLC commenced solicitation of third party acquisition proposals for the acquisition of THE or one or more of the aforementioned subsidiaries on September 27, 2005. The LOI contemplates that this solicitation process will continue through November 29, 2005 and after that date AMCON would be required to deal exclusively with Mr. Wright or any entity he may form for the purpose of effecting the proposed acquisition of THE. If AMCON breaches the exclusive dealing obligation during the period from November 30, 2005 through February 27, 2006, or signs a letter of intent or an agreement relating to the acquisition of, or a business combination with or an investment in THE during that period, then AMCON would be required to pay a breakup fee of $550,000 at the closing of any such third-party acquisition. In addition, any third party acquisition of THE would require the pay off by AMCON of $2,750,000 of loans to Trinity Springs, Inc. from certain affiliates of AMCON, including entities affiliated with Mr. Wright.

The Christman Group LLC has advised the Special Committee that it is advisable not to disclose the terms of the LOI with Mr. Wright while the solicitation of third party acquisition proposals is ongoing. Any third parties interested in submitting an acquisition proposal for THE or one or more of the aforementioned subsidiaries should contact Richard Jackim or Anneke Chamy at The Christman Group LLC (847-303-6554).

Mr. Wright has agreed that either he or an entity he may form will loan Trinity Springs, Inc. an additional $750,000 for operating capital prior to any definitive agreement for its proposed acquisition of THE. This loan will be subordinated to indebtedness to AMCON's bank lenders, will bear interest at 300 basis points above the yield on 10-year treasury notes and will have a maturity no earlier than December 13, 2005.




The LOI is not contractually binding on either AMCON or Mr. Wright, with the exception of the exclusive dealing obligations, loan repayment and related break-up fee, and the new $750,000 loan to Trinity Springs, Inc., which are described above. The LOI may be terminated at any time by either AMCON or Mr. Wright, with the exception of the aforementioned binding provisions. If a definitive agreement is reached with Mr. Wright or an entity he may form for the purpose of acquiring THE, the LOI contemplates that the closing would occur no later than December 12, 2005. Approval of AMCON's stockholders would not be required for the sale of THE or the aforementioned subsidiaries because they do not represent the sale of substantially all of AMCON's assets. The sale of THE or any of the aforementioned subsidiaries would, however, require the consent of AMCON's bank lenders which has not yet been obtained and is expected to require, among other things, the payoff of advances made to such subsidiaries.

AMCON is a leading wholesale distributor of consumer products including beverages, candy, tobacco, groceries, food service, frozen and chilled foods, and health and beauty care products with distribution centers in Illinois, Missouri, Nebraska, North Dakota, South Dakota and Wyoming. Chamberlin's Natural Foods, Inc. and Health Food Associates, Inc., both wholly-owned subsidiaries of The Healthy Edge, Inc., operate health and natural product retail stores in central Florida (6), Kansas, Missouri, Nebraska and Oklahoma
(4). The retail stores operate under the names Chamberlin's Market & Cafe and Akin's Natural Foods Market. Hawaiian Natural Water Company, Inc. produces and sells natural spring water under the Hawaiian Springs label in Hawaii and other foreign markets and purified bottled water on the island of Oahu in Hawaii. The natural spring water is bottled at the source on the Big Island of Hawaii. Trinity Springs, Inc., which was acquired in June 2004, produces and sells geothermal bottled water and a natural mineral supplement under the Trinity label and recently introduced a vitamin enhanced beverage product under the Trinity Enhanced label. The water and mineral supplement are both bottled at the base of the Trinity Mountains in Paradise, Idaho, one of the world's deepest known sources. Trinity Springs also distributes Hawaiian Springs on the U.S. mainland.

This news release contains forward looking statements that are subject to risks and uncertainties and which reflect management's current beliefs and estimates of future economic circumstances, industry conditions, Company performance and financial results. A number of factors could affect the future results of the Company and could cause those results to differ materially from those expressed in the Company's forward looking statements including, without limitation, availability of sufficient cash resources to conduct its business and meet its capital expenditure needs. Moreover, past financial performance should not be considered a reliable indicator of future performance. Accordingly, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 with respect to all such forward-looking statements.

Visit AMCON Distributing Company's web site at: www.amcon.com


FOR FURTHER INFORMATION CONTACT:
Michael D. James
Chief Financial Officer
AMCON Distributing Company
Tel 402-331-3727
Fax 402-331-4834
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